Exhibit (21)

Registrant

ECOLAB INC.

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab (Antigua) Ltd.	Antigua	100
Ecolab S.A.	Argentina	100
Ecolab Australia Pty Ltd.	Australia	100
Ecolab Finance Pty Ltd.	Australia	100
Ecolab Pty Ltd.	Australia	100
Ecolab Water Care Services Pty Limited	Australia	100
Gibson Chemical Industries Pty Ltd.	Australia	100
Gibson Chemicals (NSW) Pty Limited	Australia	100
Gibson Chemicals Fiji Pty Limited	Australia	100
Gibson Chemicals Great Britain Pty Limited	Australia	100
Gibson Chemicals Pty Limited	Australia	100
Intergrain Timber Finishes Pty Limited	Australia	100
Leonard Chemical Products Pty Limited	Australia	100
Nippon Thermochemical Australia Pty Limited	Australia	100
Puritan/Churchill Chemical Holdings Pty Limited	Australia	100
Vessey Chemicals (Holdings) Pty Limited	Australia	95
Vessey Chemicals Pty Limited	Australia	100
Vessey Chemicals (Vic.) Pty Limited	Australia	100
Ecolab Ges.m.b.H	Austria	100
Ecolab Limited	Bahamas	100
Ecolab (Barbados) Limited	Barbados	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab N.V.	Belgium	100
Kay N.V.	Belgium	100
Ecolab Emprecendimentos E Participacoes Ltda.	Brazil	100
Ecolab Quimica Ltda.	Brazil	100
Ecolab EOOD	Bulgaria	100
Ecolab Co.	Canada	100
Ecolabone ULC	Canada	100
Ecolab Canada L.P.	Canada	100
Ecolab (Ontario) Holdings Ltd.	Canada	100
Ecolab S.A.	Chile	100
Ecolab Colombia S.A.	Colombia	100
Ecolab, Sociedad Anonima	Costa Rica	100
Ecolab d.o.o.	Croatia	100
Ecolab Hygiene s.r.o.	Czech Republic	100
Ecolab A/S	Denmark	100
Ecolab, S.A. de C.V.	El Salvador	100
Oy Ecolab AB	Finland	100
Alpha Holding S.A.S.	France	100
Ecolab S.A.	France	100
Ecolab SNC	France	100
Kleencare Hygiene SA	France	100
Paragerm SNC	France	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Bionagro GmbH	Germany	100
Ecolab Asset Administration GmbH & Co. KG	Germany	100
Ecolab Beteiligungs GmbH	Germany	100
Ecolab Deutschland GmbH	Germany	100
Ecolab Deutschland Verwaltungs GmbH	Germany	100
Ecolab Deutschland Holding GmbH & Co. OHG	Germany	100
Ecolab Europe R&D Verwaltungs GmbH	Germany	100
Ecolab Export GmbH	Germany	100
Ecolab GmbH	Germany	100
Ecolab GmbH & Co. OHG	Germany	100
Ecolab Institutional Deutschland GmbH & Co. OHG	Germany	100
Ecolab Management GmbH	Germany	100
Ecolab NFK Beteilgungen Management GmbH	Germany	100
Ecolab NFK R&D GmbH & Co. OHG	Germany	100
Ecolab NFK R&D Verwaltungs GmbH	Germany	100
Ecolab Services GmbH	Germany	100
Lang Apparatebau GmbH	Germany	100
Lang Engineering GmbH	Germany	100
Lang Hygiene Systeme GmbH	Germany	100
Ecolab A.E.B.E.	Greece	100
Ecolab, Sociedad Anonima	Guatemala	100
Peter Cox Insurance Services Limited	Guernsey	100
Quimicas Ecolab, S.A.	Honduras	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Limited	Hong Kong	100
Ecolab Hygiene Kft.	Hungary	100
P.T. Ecolab Indonesia	Indonesia	100
Eclab Export Limited	Ireland	100
Ecolab Finance Company Limited	Ireland	100
Ecolab (Holdings) Limited	Ireland	100
Ecolab Limited	Ireland	100
Ecolab JVZ Limited	Israel	100
Ecolab-Zohar Dalia L.P.	Israel	51
Ecolab-Zohar Dalia Management Company Ltd.	Israel	51
Cohrent Srl	Italy	33
Comac Spa	Italy	33
Elton Chemical Srl	Italy	100
Ecolab S.p.A.	Italy	100
Fimap Srl	Italy	33
Findesadue Srl	Italy	80
Henkel-Ecolab Distribution Srl	Italy	100
Ecolab Limited	Jamaica	100
Ecolab K.K.	Japan	100
Ecolab East Africa (Kenya) Limited	Kenya	100
Ecolab Korea Ltd.	Korea	100
Ecolab SIA	Latvia	100
Ecolab Lebanon S.a.r.l.	Lebanon	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab Sdn Bhd	Malaysia	100
Ecolab, S. de R.L. de C.V.	Mexico	100
Ecolab Holdings Mexico, S.A. de C.V.	Mexico	100
Ecolab Maroc S. A.	Morocco	100
Ecolab (Proprietary) Limited	Namibia	100
Ecolab Finance N.V.	Netherlands Antilles (Curacao)	100
Ecolab Holdings B.V.	Netherlands	100
Ecolab International B.V.	Netherlands	100
Ecolab B.V.	Netherlands	100
Kleencare Hygiene BV	Netherlands	100
Ecolab Limited	New Zealand	100
Ecolab Nicaragua, S.A.	Nicaragua	100
Ecolab A/S	Norway	100
Ecolab S.A.	Panama	100
Gibson Chemicals (PNG) Pty. Limited	Papua New Guinea	100
Ecolab Chemicals Ltd.	People’s Republic of China	85
Ecolab Philippines Inc.	Philippines	100
Ecolab Sp.z o.o.	Poland	100
Promleko Serwis Sp.z.o.z.	Poland	33
Henkel-Ecolab S.A.	Portugal	100
Ecolab S.R.L.	Romania	100
ZAO Ecolab	Russia	100
Ecolab Pte. Ltd.	Singapore	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

Ecolab s.r.o.	Slovakian Republic	100
Ecolab d.o.o.	Slovania	100
Ecolab (Proprietary) Ltd.	South Africa	100
Henkel-Ecolab S.A.	Spain	100
Ecolab (St. Lucia) Limited	St. Lucia	100
Ecolab AB	Sweden	100
Ecolab AG	Switzerland	100
Kleencare Hygiene AG	Switzerland	100
Ecolab Ltd.	Taiwan	100
Ecolab East Africa (Tanzania) Limited	Tanzania	100
Ecolab Ltd.	Thailand	100
Ecolab Temizleme Sistemleri A.S.	Turkey	100
Ecolab East Africa (Uganda) Limited	Uganda	100
Ecolab LLC	Ukraine	100
Ecolab Limited	United Kingdom	100
Ecolab (U.K.) Holdings Limited	United Kingdom	100
LHS (UK) Limited	United Kingdom	100
Terminix Limited	United Kingdom	100
Ecolab S. A.	Uruguay	100
Ecolab Foreign Sales Corp.	U.S. Virgin Islands	100
Ecolab S.A.	Venezuela	74
Ecolab Hygiene d.o.o.	Yugoslavia	100
Ecolab Zimbabwe (Pvt) Ltd.	Zimbabwe	100

Name of Affiliate	State or Other Jurisdiction of Incorporation	Percentage of Ownership

United States

Ecolab Finance Inc.	Delaware	100
Ecolab Finance (Australia) Inc.	Delaware	100
Ecolab Holdings Inc.	Delaware	100
Ecolab Holdings (Europe) Inc.	Delaware	100
Ecolab Investment Inc.	Delaware	100
Ecolab Israel Holdings LLC	Delaware	100
Ecolab Leasing Corporation	Delaware	100
Ecolab Manufacturing Inc.	Delaware	100
Ecolab Marketing LLC	Delaware	100
Facilitec Inc.	Delaware	100
FastSource Leasing, Inc.	Delaware	100
GCS Service, Inc.	Delaware	100
Ecolab Foundation	Minnesota	100
Kay Chemical Company	North Carolina	100
Kay Chemical International, Inc.	North Carolina	100
ProForce Inc.	North Carolina	100
Argos Food Equipment	Texas	100
SSDC, Inc.	Texas	100
Stove Parts Supply Company	Texas	100

Certain additional subsidiaries, which are not significant in the aggregate, are not shown.